Exhibit 3.52

LIMITED LIABILITY COMPANY AGREEMENT

OF

PSC OF NEW YORK, L.L.C.,

a Delaware Limited Liability Company

This Limited Liability Company Agreement (this “Agreement”) of PSC of New York, L.L.C. is entered into by Physicians Surgical Care, Inc., a Delaware corporation (the “Member”) as of July 14, 1999. In consideration of the covenants, conditions and agreements contained herein, the Member, who upon the date hereof is the sole Member, hereby determines as follows:

ARTICLE I

ORGANIZATION OF THE COMPANY

1.            Formation.

PSC of New York, L.L.C. (the “Company”) is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (the “Certificate”) has been filed on July 14, 1999 with the Secretary of State of the State of Delaware.

2.            Name.

The name of the Company is, and the business of the Company shall be conducted under the name of, “PSC of New York, L.L.C.”

3.            Term.

The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Member.

4.            Office.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Member may designate in the manner provided by law.

5.            Purposes and Permitted Activities.

The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which a limited liability company may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

6.            Member.

The name and business or mailing address of the Member is:

Physicians Surgical Care, Inc.

5847 San Felipe, Suite 2375

Houston, Texas 77057-3005

7.            Management.

7.1          Management by Managers. The Company shall be managed by “managers” (as such term is used in the Act) according to the remaining provisions of this Section 7 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Managers elected in accordance with Section 7.2 acting exclusively through the Board of Managers of the Company (the “Board”) in accordance with this Agreement. Under the direction of the Board, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board and the Officers (subject to Section 7.5 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash; (vii) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Company as it deems necessary or appropriate; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xii) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement and (xii) issue previously authorized units of membership interests in the Company (“Units”).

7.2          Board of Managers.

(a)           Composition; Initial Managers. The Board shall initially consist of three (3) natural persons who need not be Members or residents of the State of Delaware (the “Managers”). Each Manager shall be elected as provided in Section 7.2(b). The initial Board shall consist of the persons listed on Schedule I. Subject to any limitations specified by law, the number of Managers may be increased or decreased by resolution adopted by a majority of the Managers then in office. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

(b)          Election and Term of Office. The Managers shall be elected at the annual or any special meeting of the Members (except as otherwise provided in this Agreement). Each Manager elected shall hold office until his successor shall be elected at a meeting of the Members and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

(c)           Resignation. Any Manager may resign at any time by giving written notice to the chief executive officer or the President of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)          Removal. At any special meeting of the Members called expressly for that purpose, any Manager or Managers, including all of the Managers, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of a Majority entitled to vote at an election of Managers. In case any vacancy so created shall not be filled by the Members at such meeting, such vacancy may be filled by the Managers as provided in Section 7.2(e). Whenever the holders of any class or series of membership interests are entitled to elect one or more Managers by the provisions of this Agreement, only the holders of that class or series of membership interests shall be entitled to vote for or against removal of the Managers elected by the holders of that class or series of membership interests.

(e)           Vacancies. Any vacancy occurring in the Managers (except by reason of an increase in the number of Managers) may be filled in accordance with subsection (b) of this Section or may be filled by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers or by a sole remaining Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy occurring in the Managers or any managerial position to be filled by reason of an increase in the number of Managers may be filled by election at an annual meeting of Members or special meeting of Members called for that purpose. Notwithstanding the foregoing, whenever the holders of any class or series of Units are entitled to elect one or more Managers by this Agreement, any vacancies, and any newly created Managers of such class or series to be filled by reason of an increase in the number of such Managers, may be filled by the affirmative vote of a majority of the Managers elected by such class or series then in office or by the sole remaining Manager so elected, or by the vote of the holders of the outstanding membership interests of such class or series, and such vacancy shall not in any case be filled by the vote of the remaining Managers or the membership interests as a whole.

(f)           Quorum; Required Vote for Board Action. At all meetings of the Managers, the presence of a majority of the number of Managers fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Managers at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

(g)          Location; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(h)           Meetings of the Board. Regular meetings of the Board shall be held at such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, upon written request of any Manager, by the Secretary. Such notice of special meeting shall state the purpose or purposes of such meeting. Unless determined by the Board pursuant to resolution, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required.

(i)            Compensation. Managers, in their capacity as such, shall receive such compensation, if any, for their services as the Board shall determine. In addition, the Managers shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

7.3          Meetings of the Members.

(a)           Place of Meetings. All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b)          Quorum; Required Vote for Member Action; Adjournment of Meetings.

(i)            Except as expressly provided otherwise by this Agreement, a majority, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of the holders of a majority of the Units so present or represented at such meeting at which a quorum is present and entitled to vote thereat shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to destroy the quorum.

(ii)           Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of Members or holders of a majority of the Units, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

(c)           Annual Meetings. An annual meeting of the Members for the election of Managers to succeed those Managers serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of formation of the Company or the most recent annual meeting of Members. If the Board has not fixed a place for the holding of the annual meeting of Members in accordance with this Section 7.3, such annual meeting shall be held at the principal place of business of the Company.

(d)           Special Meetings.

(i)            Special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board, the President or the holder(s) of at least 10% of the Units entitled to vote at the proposed special meeting.

(ii)           If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

7.4          Provisions Applicable to Ali Meetings. In connection with any meeting of the Board or the Members, the following provisions shall apply:

(a)           Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Delaware.

(b)           Waiver of Notice Through Attendance. Attendance of a person at such meeting (including pursuant to Section 7.4(e)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)           Proxies. A person may vote at such meeting by a written proxy executed by that person and delivered to another Manager, or, in the case of the Members, to another Member or to the Secretary. A proxy shall be revocable unless it is stated to be irrevocable.

(d)           Action by Written Consent. Subject to compliance with the notice requirements set forth in Sections 7.2(e) and 7.2(f) to the extent applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or the Members, as applicable, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or the Members, as applicable, entitled to vote on the action were present and voted.

(e)           Meetings by Telephone. The Managers or the Members, as applicable, may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

7.5          Officers.

(a)           Generally. The Board shall appoint certain agents of the Company, as set forth below in this Section 7.5, to be referred to as “Officers” of the Company. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 7.5.

(b)          Number, Titles and Term of Office. The Officers of the Company shall include a Chief Executive Officer and a President. The Board may also elect and appoint a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and such other officers as the Board may from time to time determine. Each Officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a Manager.

(c)           Salaries. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board.

(d)           Removal. Any Officer elected or appointed by the Board may, subject to any contractual obligations of the Company with respect to such officer, be removed, either with or without cause, by the vote of a majority of the whole Board at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(e)           Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board.

(f)            Powers and Duties of the Chief Executive Officer. Subject to the control of the Board and the other terms of this Agreement, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; subject to Section 7.2, he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for Units of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(g)           Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Members and of the Board; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(h)           Powers and Duties of the President. Unless otherwise determined by the Board, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Members and of the Board; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board.

(i)             Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) and the President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the Chairman of the Board (if any) and the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) and the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board unless he is a Manager.

(j)            Treasurer. The Treasurer (if any) shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; the Treasurer shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

(k)           Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.

(l)            Secretary. The Secretary (if any) shall keep the minutes of all meetings of the Board and of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he may sign with the other appointed Officers all Unit certificates; he shall have charge of the certificate books, transfer books and Unit ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

(m)          Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the chief executive officer, the Board or the Secretary. The Assistant Secretaries may sign with the other appointed Officers all Unit certificates and shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(n)            Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board, the Chief Executive Officer or the President, in the absence of the Chief Executive Officer, shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company or entity, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

(o)           Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

8.            Capital Contribution.

The Member has contributed to the Company the assets described on Exhibit A attached hereto.

9.            Additional Contributions.

The Member is not required, but may make, any additional capital contributions to the Company.

10.          Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated one hundred percent (100%) to the Member.

11.          Distributions.

Distributions shall be made one hundred percent (100%) to the Member of the Company at the times and in the aggregate amounts determined by the Member.

12.          Dissolutions.

12.1        Events Requiring Dissolution.

The Company shall be dissolved upon the happening of any of the following events:

(a)          the occurrence of any event which would make unlawful under the laws of Delaware or the United States of America the continuing existence of the Company;

(b)          a vote of a majority in interest of the Members; or

(c)          the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

12.2        Distribution Upon Dissolution.

Upon dissolution of the Company, the affairs of the Company shall be wound up in accordance with this Section 7.02. The fair market value of the assets of the Company (other than cash) shall be determined by the Managers. If the Managers are unable to determine the fair market value of the assets, then the fair market value of the assets of the Company (other than cash) shall be determined by an independent appraiser selected by the Managers. Any gains or losses (including unrealized gains and losses from property to be distributed in kind) from disposition shall be allocated among the Members as provided in Article V. Thereafter, the assets of the Company shall be distributed in the following manner and order: (i) first, to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company and (ii) second, to the Members in accordance with the positive balances in their respective Capital Accounts.

13.          Tax Matters.

13.1        Preparation of Tax Returns.

The Managers shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income or franchise tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Company, the tax information reasonably required by Members for federal and state income or franchise tax reporting purposes.

13.2        Tax Elections.

Except as otherwise provided herein, the Managers shall in their sole discretion determine whether to make any available election pursuant to the Code.

13.3        Tax Controversies.

Subject to the provisions hereof, the Member is hereby designated the “Tax Matters Partner” (as defined in Section 6231 of the Code) for the Company, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member and Assignee agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

13.4        Withholding.

Notwithstanding any other provision of this Agreement, the Managers shall be authorized to take any action that the Managers determine to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law, including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any

Member or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding from such Member or Assignee.

14.          Governing Law.

This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

15.          Indemnification.

(a)           To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Person who serves in any capacity described below shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all Claims, whether civil, criminal, administrative or investigative, in which any such Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Person’s status as (i) a present or former member of the Company, (ii) a present or former officer of the Company, (iii) a present or former employee, agent or trustee of the Company (such Persons to be indemnified and held harmless, and to be Indemnitees for purposes of this Agreement, only upon approval by the Managers), or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii), provided, that in each case the Person described in the immediately preceding clauses (i), (ii), (iii) or (iv) (the “Indemnitee”) acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 15 shall be made only out of the Company Assets.

(b)           To the fullest extent permitted by Law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 15(a) in defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of the

Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 15.

(c)           The indemnification provided by this Section 15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee’s capacity as (i) a present or former member, (ii) a present or former officer, employee, agent or trustee of the Company, or (iii) a Person serving at the request of the Company in another entity in a similar capacity, and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Company may purchase and maintain insurance, on behalf of its officers and directors and such other Persons as the Managers shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 15, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 15(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f)            In no event may an Indemnitee subject the Member or Managers to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)             No amendment, modification or repeal of this Section 15 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

(j)            No member or officer of the Company shall be liable to the Company or to any member of the Company for any loss suffered by the Company unless such loss is caused by such member, director or officer’s gross negligence, willful misconduct, intentional violation of Law or material breach of this Agreement. No member or officer shall be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, intentional violation of law or material breach of this Agreement. Any member or officer may consult with counsel and accountants in respect of Company affairs and, provided such member or officer acts in good faith reliance upon the advice or opinion of such counsel or accountants, such member, director or officer shall not be liable for any loss suffered by the Company in reliance thereon.

(k)           The provisions of the indemnification provided in this Section 15 are intended by the Managers to apply even if such provisions have the effect of exculpating the Indemnitee from legal responsibility for the consequences of such Person’s negligence, fault or other conduct, subject to limits under Applicable Law.

16.          Subject to All Laws.

The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

17.          Amendment.

This Agreement may be amended from time to time by the Managers, in their sole discretion.

18.          Definitions. As used in this Agreement, the following terms have the respective meanings set forth below (and grammatical variations of such terms have correlative meanings):

“Applicable Law” means any Law to which a specified Person or property is subject.

“Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies and duties.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to a corresponding provision of successor law.

“Company Assets” means the tangible and intangible assets and properties of the Company.

“Governmental Authority” (or “Governmental”) means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

“Person” means the meaning assigned to that term in Section 18-101(12) of the Act and also includes a Governmental Authority and any other entity.

IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the 14th day of July, 1999.

MEMBER:

Physicians Surgical Care, Inc.

By:	/s/ Gary W. Rasmussen
Name:	Gary W. Rasmussen
Title:	CFO

EXHIBIT A

Capital Contribution; Interest

Member	Capital Contribution	Interest

Physicians Surgical Care, Inc. 5847 San Felipe, Suite 2375 Houston, Texas 77057-3005	$15,000	100%

SCHEDULE I

INITIAL MANAGERS

Walter E. Schwing, Jr.

David W. Budke

Gary W. Rasmussen